UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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[    ]

[To be sent on or about September 8, 2020]

Dear [    ]

Re: Notice of Quotient Limited 2020 Annual General Meeting (“AGM”) and Proxy Materials and request for consent to provide communications notices electronically

In connection with Quotient Limited’s upcoming AGM to be held on 29 October 2020 at 10:00am local time, at Hotel Drei Könige AG, Paracelsuspark 1, 8840 Einsiedeln, Switzerland, please find enclosed the following documents:

1.	Notice of Annual General Meeting

2.	Proxy Statement

Please carefully read all the materials attached herein and follow the necessary instructions in order to be able to cast your vote on the resolutions proposed at the AGM.

As noted in the attached Notice of AGM and proxy materials, in accordance with the “notice and access” rules and regulations adopted by the Securities and Exchange Commission (“SEC”), the company has chosen to furnish such materials to shareholders who hold their shares in street name electronically – we believe this method ensures shareholders are able to receive necessary materials in an expedited method and reduces the costs and environmental impact of our Annual General Meeting. All costs of this method of solicitation are borne by the company.

In the future, it is desired that all notices, proxy materials and any other materials necessary or required to be sent to the company’s record shareholders (of which you are one) will also be carried out by electronic means, either by:

1.	the sending of all relevant shareholder communications and documentation to a specified email address (“full-electronic communication”); or

2.

the sending of a short form, physical notice (the “Notice of Availability”) in respect of AGM documentation which would contain information on how to access relevant notices, proxy materials and other assimilated information via a website.

If you wish to receive all communications and documentation from the company by full-electronic communication in the future, please indicate your acceptance to this by either:

1.	completing the block below by populating your email address and sending back via post to Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, Attn: Tracy Isola; or

2.	by emailing info@okapipartners.com and outlining how you wish such documentation and information to be received.

Quotient Limited Registered in Jersey, Channel Islands, number 109886 Registered office – PO Box 1075, Elizabeth House, 9 Castle Street St Helier JE4 2QP, Jersey, Channel Islands	Page 1/3

It is noted that, unless you expressly notify us (by using the contact details above) that you wish all future communication and documentation to be sent to your registered address in hard copy, all future communications and documentation furnished by the Company may be sent via a Notice of Availability and relevant website links contained within the same. At no point will communications and documentation be sent via full-electronic communication unless you provide an email address and thereby consent to this via the notification methods above.

Yours faithfully,

QUOTIENT LIMITED

Encs.

Quotient Limited Registered in Jersey, Channel Islands, number 109886 Registered office – PO Box 1075, Elizabeth House, 9 Castle Street St Helier JE4 2QP, Jersey, Channel Islands	Page 2/3

I, [    ] hereby consent to all future communication and documentation being furnished to me via full-electronic communication and, for that purpose, provide the below email address for such correspondence

Signed

Email address:

Quotient Limited Registered in Jersey, Channel Islands, number 109886 Registered office – PO Box 1075, Elizabeth House, 9 Castle Street St Helier JE4 2QP, Jersey, Channel Islands	Page 3/3